UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 20, 2017

Mammoth Energy Services, Inc.

(Exact name of registrant as specified in its charter)

001-37917
(Commission File No.)

Delaware	32-0498321
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4727 Gaillardia Parkway, Suite 200 Oklahoma City, Oklahoma	73142
(Address of principal executive offices)	(Zip Code)
(405) 608-6007
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
¨ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
¨ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
¨ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement

On March 20, 2017, Mammoth Energy Services, Inc. (“Mammoth”) entered into three definitive contribution agreements, one with MEH Sub LLC, a Delaware limited liability company (“MEH Sub”), Gulfport Energy Corporation, a Delaware corporation (Nasdaq: GPOR) (“Gulfport”), Rhino Exploration LLC, a Delaware limited liability company (“Rhino”), and Mammoth Energy Partners LLC, a Delaware limited liability company (“Mammoth Partners LLC”), and two others with MEH Sub, Gulfport and Mammoth Partners LLC (collectively, the “Contribution Agreements”). Under the Contribution Agreements, Mammoth agreed to acquire all outstanding membership interests in Sturgeon Acquisitions, LLC (which owns Taylor Frac, LLC, Taylor Real Estate Investments, LLC and South River Road, LLC, which are collectively referred to as “Taylor Frac”), Stingray Energy Services, LLC (“Stingray Energy”) and Stingray Cementing, LLC (“Stingray Cementing” and, together with Sturgeon Acquisitions, LLC and Stingray Energy, the “Companies”), respectively, for an aggregate of 7.0 million shares (the “Shares”) of Mammoth’s common stock (the “Common Stock”) valued at approximately $133.4 million based on the closing price of $19.06 per share for the Common Stock on March 20, 2017 (collectively, the “Pending Acquisitions”). As of February 28, 2017, the Companies had $7.3 million in debt and a positive working capital balance of $6.9 million. Taylor Frac owns a 0.7 million ton per year sand mine and processing plant with 37.1 million tons of recoverable reserves, 73% of which is more highly valued fine sand grades. Stingray Energy and Stingray Cementing, combined, offer services in fresh water transfer, equipment rental, re-fueling as well as cementing and operate primarily in the Appalachian basin. Mammoth has provided certain management, administrative and treasury functions to Taylor Frac, Stingray Energy and Stingray Cementing since 2014. Mammoth anticipates closing the Pending Acquisitions in May 2017, subject to regulatory approval and other closing conditions.

The foregoing description of the Contribution Agreements is a summary only and is qualified in its entirety by reference to the Contribution Agreements, copies of which are filed herewith as Exhibit 2.1, 2.2 and 2.3 and are incorporated herein by reference.

MEH Sub is an entity controlled by Wexford Capital LP (“Wexford”). As of March 1, 2017, Wexford beneficially owned approximately 54.5 % of the outstanding Common Stock. Mammoth’s Chairman of the Board currently serves as a Partner at Wexford. In addition, Mammoth is a party to a registration rights agreement with a Wexford affiliate, entered into in connection with Mammoth’s initial public offering completed in October of 2016 (the “Mammoth IPO”), pursuant to which agreement such affiliate and its assignees have certain demand and “piggyback” registration rights with respect to the Common Stock held by them. As of March 1, 2017, Gulfport owned approximately 24.2% of the outstanding Common Stock. One of Gulfport’s executive officers is a director of Mammoth designated by Gulfport under the terms of an investor rights agreement between Mammoth and Gulfport entered into in connection with the Mammoth IPO. Under this investor rights agreement, Gulfport was granted (i) certain demand and “piggyback” registration rights, (ii) the right to nominate one of Mammoth’s directors for so long as Gulfport owns 10% or more of the outstanding Common Stock and (iii) certain information rights. Mammoth is also a party to a registration rights agreement with Rhino providing for “piggyback” registration rights. The Shares to be issued to MEH Sub, Gulfport and Rhino in the Pending Acquisitions will be subject to these registration rights. Additional relationships and related party transactions with Wexford, Gulfport and Rhino are disclosed in the final prospectus, filed by Mammoth with the Securities and Exchange Commission (the “SEC”) on October 17, 2016 in connection with the Mammoth IPO, and its Annual Report on Form 10-K filed with the SEC on February 24, 2017. It is anticipated that, upon closing of the Pending Acquisitions, Wexford and Gulfport will beneficially own approximately 56.2% and 25.1%, respectively, of the outstanding Common Stock assuming no other issuances by Mammoth or acquisitions or dispositions by Wexford or Gulfport.

A Special Committee of Mammoth’s Board of Directors (the “Board”), comprised entirely of independent directors, reviewed and unanimously recommended the transaction to the Board. Evercore Group L.L.C. served as financial advisor to the Special Committee, and Kramer Levin Naftalis & Frankel LLP served as legal counsel to the Special Committee.

Item 7.01. Regulation FD Disclosure.

On March 21, 2017, Mammoth issued a press release announcing the Pending Acquisitions discussed in Item 1.01 above. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Number	Exhibit
2.1 #	Contribution Agreement by and among MEH Sub LLC, Gulfport Energy Corporation, Rhino Exploration LLC, Mammoth Energy Partners LLC and Mammoth Energy Services, Inc. Dated as of March 20, 2017
2.2#	Contribution Agreement by and among MEH Sub LLC, Gulfport Energy Corporation, Mammoth Energy Partners LLC and Mammoth Energy Services, Inc. Dated as of March 20, 2017
2.3#	Contribution Agreement by and among MEH Sub LLC, Gulfport Energy Corporation, Mammoth Energy Partners LLC and Mammoth Energy Services, Inc. Dated as of March 20, 2017
99.1
Press release dated March 21, 2017, entitled "Mammoth Enters into Agreements for Multiple Acquisitions Integrated Model to Expand through the Acquisition of Taylor Frac and Two Oil Field Service Businesses in All-stock Transactions."

#
The schedules (or similar attachments) referenced in this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished supplementally to the Securities and Exchange Commission.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAMMOTH ENERGY SERVICES, INC.
Date:	March 24, 2017	By:	/s/ Mark Layton
Mark Layton
Chief Financial Officer and Secretary

Exhibit Index

Number	Exhibit
2.1 #	Contribution Agreement by and among MEH Sub LLC, Gulfport Energy Corporation, Rhino Exploration LLC, Mammoth Energy Partners LLC and Mammoth Energy Services, Inc. Dated as of March 20, 2017
2.2#	Contribution Agreement by and among MEH Sub LLC, Gulfport Energy Corporation, Mammoth Energy Partners LLC and Mammoth Energy Services, Inc. Dated as of March 20, 2017
2.3#	Contribution Agreement by and among MEH Sub LLC, Gulfport Energy Corporation, Mammoth Energy Partners LLC and Mammoth Energy Services, Inc. Dated as of March 20, 2017
99.1
Press release dated March 21, 2017, entitled "Mammoth Enters into Agreements for Multiple Acquisitions Integrated Model to Expand through the Acquisition of Taylor Frac and Two Oil Field Service Businesses in All-stock Transactions."

#
The schedules (or similar attachments) referenced in this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished supplementally to the Securities and Exchange Commission.